UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 18, 2008
(Date of Earliest Event Reported)
CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 874-2323
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
After receiving a request from the Securities and Exchange Commission in a comment letter dated December 18, 2008, management of Capstead Mortgage Corporation (the “Company”) concluded that the Company’s previously filed consolidated statements of operations should be reclassified and restated to include interest expense from unsecured borrowings with interest expense from repurchase arrangements and similar borrowings in arriving at net interest margin rather than including interest expense from unsecured borrowings as a component of other revenue (expense). Accordingly, the consolidated statements of operations will be restated to reflect interest income from all sources under the caption “Interest income” and interest expense from all sources under the caption “Interest expense.” The resulting net interest margin subtotal no longer provides readers of the Company’s consolidated financial statements with solely the net interest margin earned on its portfolio of mortgage securities and similar investments after directly-related secured borrowings, but a more all-inclusive measure of net interest margin that includes interest income earned on overnight investments and margin balances and interest costs associated with the unsecured borrowings.
The reclassifications contained in these restatements will not change the Company’s previously reported net income, earnings per share or stockholders’ equity for any of the aforementioned periods. In addition, the restatement will not impact the Company’s consolidated balance sheets, statements of stockholders’ equity or cash flows for the indicated periods.
By January 12, 2009, management expects to file amendments to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Forms 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 to reflect these reclassifications. Solely for this reason, the financial statements included in our 2007 Form 10-K and related reports of our independent registered public accounting firm, and the financial statements included in our March 31, 2008, June 30, 2008, and September 30, 2008 Form 10-Qs, should no longer be relied upon.
Management believes its previous presentation was based on a reasonable interpretation of the applicable Securities and Exchange Commission rules, and was designed to be of maximum utility to investors and analysts. Additionally, interest expense from unsecured borrowings was prominently disclosed as an individual line item elsewhere within the Company’s consolidated statements of operations. Finally, as noted above, the reclassifications contained in these restatements will not change previously reported net income, earnings per share or stockholders’ equity for any of the aforementioned periods, nor impact the Company’s consolidated balance sheets, statements of stockholders’ equity or cash flows. As such, management believes the restatements have had no impact on conclusions reached by management during the periods affected by the restatements that the design and operation of the Company’s disclosure controls and procedures were effective.

The impact of the reclassifications in the consolidated statements of operation for all of the aforementioned periods is summarized as follows:

				Nine Months
				Ended
	Year Ended December 31			September 30
	2005	2006	2007	2008

Interest income:
As previously reported	$130,333	$242,859	$310,698	$302,888
Reclassification	332	413	945	1,932

As amended	$130,665	$243,272	$311,643	$304,820

Interest expense:
As previously reported	$(105,937)	$(228,379)	$(266,901)	$(184,357)
Reclassification	(972)	(7,142)	(8,747)	(6,560)

As amended	$(106,909)	$(235,521)	$(275,648)	$(190,917)

Net interest income:
As previously reported	$24,396	$14,480	$43,797	$118,531
Reclassification	(640)	(6,729)	(7,802)	(4,628)

As amended	$23,756	$7,751	$35,995	$113,903

Other revenue (expense):
As previously reported	$(7,191)	$(13,005)	$(20,867)	$(17,104)
Reclassification	640	6,729	7,802	4,628

As amended	$(6,551)	$(6,276)	$(13,065)	$(12,476)

Impact on net income from these restatements	$—	$—	$—	$—

Management and the Audit Committee of the Company’s Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young, LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION
December 24, 2008	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President and Chief Financial Officer